SEC Form 4

FORM 4

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP

Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(h) of the Investment Company Act of 1940

Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b).

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1. Name and Address of Reporting Person*
Amol Kulkarni

(Last) (First) (Middle)
1601 Trapelo Rd
Suite 116

(Street)
Waltham MA 02451

(City) (State) (Zip)

2. Issuer Name and Ticker or Trading Symbol
Dynatrace, Inc. [DT]

3. Date of Earliest Transaction (Month/Day/Year)
09/01/2023

4. If Amendment, Date of Original Filed (Month/Day/Year)

5. Relationship of Reporting Person(s) to Issuer (Check all applicable)
X Director
10% Owner
Officer (give title below)
Other (specify below)

6. Individual or Joint/Group Filing (Check Applicable Line)
X Form filed by One Reporting Person
Form filed by More than One Reporting Person

Rule 10b5-1(c) Transaction Indication

Check this box to indicate that a transaction was made pursuant to a contract, instruction or written plan that is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c). See Instruction 10.

Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price			
Common Stock	09/01/2023		A		8,301 (1)	A	$0	8,301	D	

Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)

1. Title of Derivative Security (Instr. 3)	2. Conversion or Exercise Price of Derivative Security	3. Transaction Date (Month/Day/Year)	3A. Deemed Execution Date, if any (Month/Day/Year)	4. Transaction Code (Instr. 8)		5. Number of Derivative Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)		6. Date Exercisable and Expiration Date (Month/Day/Year)		7. Title and Amount of Securities Underlying Derivative Security (Instr. 3 and 4)		8. Price of Derivative Security (Instr. 5)	9. Number of derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4)	10. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
				Code	V	(A)	(D)	Date Exercisable	Expiration Date	Title	Amount or Number of Shares				

Explanation of Responses:

1. Consists of Restricted Stock Units ("RSUs") granted under the Dynatrace, Inc. 2019 Equity Incentive Plan on September 1, 2023. Each RSU represents the right to receive one share of Common Stock, 25% of which shall vest on September 1, 2024, with the remainder vesting in 12 equal quarterly installments thereafter. /s/ Anne-Celine Woelk, by power of attorney 09/06/2023 ** Signature of Reporting Person Date Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly. * If the form is filed by more than one reporting person, see Instruction 4 (b)(v). ** Intentional misstatements or omissions of facts constitute Federal Criminal Violations See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a). Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure. Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.